Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2019 Equity Incentive Plan of Regulus Therapeutics Inc. of our reports dated March 18, 2019, with respect to the financial statements of Regulus Therapeutics Inc. and the effectiveness of internal control over financial reporting of Regulus Therapeutics Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California
January 22, 2020